Exhibit 10.1

WANDA SPORTS GROUP COMPANY LIMITED

EQUITY INCENTIVE PLAN

WANDA SPORTS GROUP COMPANY LIMITED, a limited liability company incorporated and existing under the laws of Hong Kong (the “Company”), hereby establishes and adopts the following Equity Incentive Plan (the “Plan”).

1.             PURPOSE OF THE PLAN

1.1          The purpose of the Plan is to assist the Company and its Subsidiaries in attracting and retaining selected individuals to serve as employees, directors, consultants and/or advisors who are expected to contribute to the Company’s success and to achieve long-term objectives that will benefit shareholders of the Company through the additional incentives inherent in the Awards hereunder.

2.             DEFINITIONS

2.1          “Award” shall mean any Option, Other Share-Based Award or any other right, interest or option relating to Shares, other property or cash granted pursuant to the provisions of the Plan.

2.2          “Award Agreement” shall mean any agreement, contract or other instrument or document evidencing any Award hereunder, whether in writing or through an electronic medium.

2.3          “Board” shall mean the board of directors of the Company.

2.4          “Cause” shall mean, (i) “cause” as such term is defined or similar concept is used in Participant’s employment agreement, if any, with the Company or its applicable Subsidiary, or, (ii) in the absence of such agreement or definition in such agreement: (A) gross negligence or willful misconduct by Participant that results in material harm to the Company or its applicable Subsidiary; (B) repeated failure by Participant to (1) to perform duties as reasonably directed by the Board or any person to whom Participant reports, or (2) perform the duties as reasonably required by Participant in connection with his/her employment (other than any such failure resulting from incapacity due to a disability); (C) the commission of a felony or other crime involving moral turpitude or the commission of any other act or omission involving misappropriation, dishonesty, unethical business conduct, disloyalty, fraud or breach of fiduciary duty; (D) reporting to work under the influence of alcohol; (E) the illegal use of drugs at the workplace (except for use of marijuana that does not violate applicable U.S. state law and is for medical use consistent with any applicable prescription) or other conduct, even if not in conjunction with his or her duties hereunder, which could reasonably be expected to, or which does, cause the Company or its applicable Subsidiary public disgrace or disrepute or economic harm; (F) obtaining any personal profit not thoroughly disclosed to and approved by the Board or the board of directors the applicable Subsidiary of the Company in connection with any transaction entered into by, or on behalf of, the Company or applicable Subsidiary; (G) violating any of the terms of the established rules or policies of the Company or its applicable Subsidiary which, if curable, is not cured to the Board’s reasonable satisfaction within thirty (30) days after written notice thereof to Participant; or (H) any other material breach of any material agreement between Participant and the Company or its applicable Subsidiary which, if curable, is not cured to the Board’s reasonable satisfaction within thirty (30) days after written notice thereof to Participant, provided that any cause set forth under clauses (ii) (A) through (H) above shall only constitute Cause with respect to a Participant that is an employee of IHAG or any of its Subsidiaries if such cause, together with any other cause set forth in such clauses, would permit IHAG or its applicable Subsidiary to dismiss the Participant with immediate effect under the employment laws applicable to the Participant’s employment agreement. For all purposes, no act or omission by Participant shall be “willful” if such act or omission was committed with the knowledge of Participant’s immediate supervisor and in good faith.

2.5          “Code” shall mean the Internal Revenue Code of 1986 of the United States, as amended from time to time.

2.6          “Committee” shall mean the Compensation Committee of the Board or a subcommittee thereof formed by the Compensation Committee to act as the Committee hereunder or, if no such Compensation Committee or subcommittee thereof exists, the Board.

2.7          “Consultant” shall mean any consultant or advisor, who is a natural person and who provides services to the Company or its applicable Subsidiary so long as such person (i) renders bona fide services that are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction, (ii) does not directly or indirectly promote or maintain a market for the Company’s securities and (iii) otherwise qualifies as a consultant under the applicable rules of the SEC for registration of shares on a Form S-8 registration statement.

2.8          “Director” shall mean a member of the Board who is not an employee.

2.9          “Dividend Equivalents” shall have the meaning set forth in Section 8.5.

2.10        “Employee” shall mean any employee of the Company or its applicable Subsidiary and any prospective employee conditioned upon, and effective not earlier than, such person becoming an employee of the Company or its applicable Subsidiary.

2.11        “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

2.12        “Fair Market Value” shall mean, with respect to Shares as of any date, (i) the closing price of the Shares as reported on the securities exchange on which the Shares are listed and traded on such date, or, if there is no closing price on that date, then on the last preceding date on which such a closing price was reported; (ii) if the Shares are not listed on any securities exchange but are quoted in an inter-dealer quotation system on a last sale basis, the final ask price of the Shares reported on the inter-dealer quotation system for such date, or, if there is no such sale on such date, then on the last preceding date on which a sale was reported; or (iii) if the Shares are neither listed on a securities exchange nor quoted on an inter-dealer quotation system on a last sale basis, or if the Shares are not regularly traded on any such exchange or system, the amount determined by an independent accounting firm or investment bank of international reputation appointed by the Committee. The Fair Market Value of any property other than Shares shall mean the market value of such property determined in accordance with internationally accepted valuation methods or procedures as shall be established from time to time by the Committee.  Notwithstanding the foregoing, with respect to Awards that are granted or become effective upon completion of an IPO, the Fair Market Value shall mean the per Share price of the IPO.

2.13        “Good Reason” shall mean, in the case of a Participant who has an employment or service agreement with the Company or its applicable Subsidiary in effect at the time of his termination of employment or service, the definition of “Good Reason” set forth in such employment or service agreement.  Otherwise, in the absence of such definition in such agreement, “Good Reason” means (i) a material change of strategy of the Company or its applicable Subsidiary, (ii) a material reduction in base salary of the Participant; (iii) the Participant being required to relocate his or her principle place of work more than twenty-five (25) miles from his or her current place of work; (iv) a material change in duties or responsibilities (including reporting requirements) of the Participant that the Company or its applicable Subsidiary has failed to cure within thirty (30) days following written notice from such Participant to the Company or its applicable Subsidiary describing such material adverse change or (v) a material breach by the Company or its applicable Subsidiary of its obligations under the Award Agreement or the employment agreement between the Company or its applicable Subsidiary and such Participant that the Company or its applicable Subsidiary has failed to cure to the Participant’s reasonable satisfaction within thirty (30) days following written notice of such breach from such Participant to the Company or its applicable Subsidiary.

2.14        “Hong Kong” shall mean the Hong Kong Special Administrative Region of the PRC.

2.15        “IPO” shall mean the initial underwritten public offering of the Shares pursuant to a registration statement filed under the Securities Act.

2.16        “Incentive Share Option” shall mean an Option which when granted is intended to qualify as an incentive stock option for purposes of Section 422 of the Code.

2.17        “OpCo” shall mean any of Infront Holding AG (“IHAG”), World Endurance Holdings, Inc. (“WEH”) and Wanda Sports Co., Ltd. (“WSC”).

2.18        “Option” shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine, such determination being duly reflected in the Award Agreement.

2.19        “Other Share-Based Award” shall have the meaning set forth in Section 6.1.

2.20        “Participant” shall mean an Employee, Director or Consultant who is selected by the Committee to receive an Award under the Plan.

2.21        “Permitted Assignee” shall have the meaning set forth in Section 8.3.

2.22        “SEC” means the Securities and Exchange Commission of the United States.

2.23        “Shares” shall mean the Class A ordinary shares of the Company.

2.24        “Subsidiary” shall mean with respect to any entity, each other entity in which the first entity (i) owns or controls, directly or indirectly, share capital or other equity interests representing more than fifty percent (50%) of the outstanding voting stock or other equity interests, (ii) holds the rights to more than fifty percent (50%) of the economic interest of such other entity, including interest held through a variable interest entity structure or other contractual arrangements, or (iii) has a relationship such that the financial statements of the other entity may be consolidated into the financial statements of the first entity under applicable accounting conventions. An entity that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

2.25        “Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

2.26        “Vesting Period” shall mean the period of time set forth in an Award Agreement during which vesting restrictions for an Award are applicable.

3.             SHARES SUBJECT TO THE PLAN

3.1          Number of Shares.  (a)  Subject to adjustment as provided in Section 8.2, Shares in the aggregate representing five percent (5%) of the issued equity securities of the Company immediately after the completion of the IPO on a fully diluted basis (which aggregate number may, under the circumstance that the Company undertakes an issuance of ordinary shares for cash consideration (other than any issuance of Shares made under this Plan or upon exercise of any awards granted under any other equity incentive plan of the Company) during the Vesting Period, be automatically increased to represent five percent (5%) of the issued equity securities of the Company immediately after the completion of such issuance on a fully diluted basis), shall be authorized for grant under the Plan.

(b)           If any Shares subject to an Award are forfeited, an Award expires or otherwise terminates without issuance of Shares, or an Award is settled for cash (in whole or in part) or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award, such Shares shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, again be available for issuance under the Plan.

(c)           In the event that (i) any Option or other Award granted hereunder is exercised through the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, or (ii) withholding tax liabilities arising from such Option or other Award are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, then the Shares so tendered or withheld shall be available for issuance under the Plan.

(d)           Substitute Awards shall not reduce the Shares authorized for grant under the Plan, nor shall Shares subject to a Substitute Award again be available for Awards under the Plan as provided in paragraphs (b) and (c) above.  Additionally, in the event that a company acquired by the Company or its applicable Subsidiary or with which the Company or its applicable Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.

3.2          Character of Shares.  Any Shares provided hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.

4.             ELIGIBILITY AND ADMINISTRATION

4.1          Eligibility.  Any Employee, Director or Consultant shall be eligible to be selected as a Participant.

4.2          Administration.  Except as otherwise provided in an Award Agreement:

(a)           The Plan shall be administered by the Committee.  The Committee shall have full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Employees, Directors and Consultants to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Awards to be granted to each Participant hereunder; (iii) determine the number of Shares (or monetary value) to be covered by each Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (v) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares, restricted shares or other property, provided that the choice of any one settlement method over another shall not materially disadvantage the Participant; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other property and other amounts payable with respect to an Award made under the Plan shall be deferred at the election of the Participant; (vii) interpret and administer the Plan; (viii) establish and administer any performance goals in connection with any Awards, including performance criteria and applicable performance periods, and determine the extent to which any performance goals and/or other terms and conditions of an Award are attained or are not attained; (ix) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem reasonably necessary to carry it into effect; (x) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (xi) determine whether any Award other than an Option will have Dividend Equivalents; (xii) accelerate the vesting or exercisability of any Award; and (xiii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(b)           Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Participant, and any applicable Subsidiary of the Company.

(c)           To the extent not inconsistent with applicable law, including the rules and regulations of the securities exchange on which the Shares are traded, the Committee may delegate to a committee of one or more directors of the Company any of the authority of the Committee under the Plan, including the right to grant, cancel or suspend Awards.

5.             OPTIONS

5.1          Grant of Options.  Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan.  Any Option shall be subject to the terms and conditions of this Article 5 and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable and set forth in the Award Agreement.

5.2          Award Agreements.  All Options shall be evidenced by an Award Agreement in such form and containing such terms and conditions as the Committee shall determine which are not inconsistent with the provisions of the Plan.  The terms and conditions of Options need not be the same with respect to each Participant.  Granting an Option pursuant to the Plan shall impose no obligation on the recipient to exercise such Option.  Any individual who is granted an Option pursuant to this Article 5 may hold more than one Option granted pursuant to the Plan at the same time.

5.3          Option Term.  The term of each Option shall be fixed by the Committee in its sole discretion; provided that no Option shall be exercisable after the expiration of seven (7) years from the date the Option is granted, except in the event of death or disability.  Notwithstanding the foregoing, in the event that on the last business day of the term of an Option (i) the exercise of the Option, other than an Incentive Share Option, is prohibited by applicable law or (ii) Shares may not be purchased or sold by certain employees or directors of the Company due to the “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term shall be extended for a period of thirty (30) days following the end of the legal prohibition, black-out period or lock-up agreement to the extent such extension does not cause adverse tax consequences to the Participant under Section 409A of the Code.

5.4          Vesting and Exercise of Options.  (a) Options shall vest and become exercisable at such times and be subject to, if any, restrictions and conditions, as the Committee shall in each instance determine and set forth in the Award Agreement, which need not be the same for each grant or for each Option or Participant.  The Committee may, in its sole discretion waive any such restrictions and conditions set forth in the Plan and any Award Agreement under terms and conditions as the Committee shall deem appropriate.

(b)           Vested Options granted under the Plan shall be exercised by the Participant (or by a Permitted Assignee thereof or the Participant’s executors, administrators, guardian or legal representative, to the extent provided in an Award Agreement) as to all or part of the Shares covered thereby, by giving notice of exercise to the Company or its designated agent, specifying the number of Shares to be purchased.  The notice of exercise shall be in such form, made in such manner, and shall comply with such other requirements consistent with the provisions of the Plan as the Committee may prescribe from time to time.

(c)           Unless otherwise provided in an Award Agreement, full payment of the purchase price for the Shares shall be made at the time of exercise and shall be made (i) in cash or cash equivalents (including certified check or bank check or wire transfer of immediately available funds), (ii) by tendering previously acquired Shares (either actually or by attestation) valued at their then Fair Market Value, (iii) with the consent of the Committee, by delivery of other consideration having a Fair Market Value on the exercise date equal to the total purchase price, (iv) with the consent of the Committee, by withholding Shares otherwise issuable in connection with the exercise of the Option, (v) through any other method specified in an Award Agreement (including same-day sales through a broker), or (vi) any combination of any of the foregoing.  The notice of exercise, accompanied by such payment, shall be delivered to the Company at its principal business office or such other office as the Committee may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of the Plan, as the Committee may from time to time prescribe.  In no event may any Option granted hereunder be exercised for a fraction of a Share.

(d)           Notwithstanding the foregoing, an Award Agreement may provide that if on the last day of the term of an Option the Fair Market Value of one Share exceeds the option price per Share, the Participant has not exercised the Option and the Option has not expired, the Option shall be deemed to have been exercised by the Participant on such day with payment made by withholding Shares otherwise issuable in connection with the exercise of the Option.  In such event, the Company shall deliver to the Participant the number of Shares for which the Option was deemed exercised, less the number of Shares required to be withheld for the payment of the total purchase price and required withholding taxes; provided, however, any fractional Share shall be settled in cash.

5.5          Form of Settlement.  In its sole discretion, the Committee may provide that the Shares to be issued upon an Option’s exercise shall be in the form of restricted shares or other similar securities if such form of restricted shares or other similar securities is provided for in the Award Agreement.

5.6          Incentive Share Options.  The Committee may grant Incentive Share Options to any eligible Employee of the Company or its applicable Subsidiary, subject to the requirements of Section 422 of the Code.  Solely for purposes of determining whether Shares are available for the grant of Incentive Share Options under the Plan, the maximum aggregate number of Shares that may be issued pursuant to Incentive Share Options granted under the Plan shall be [*] Shares, subject to adjustment as provided in Section 8.2.  No Option shall be treated as an Incentive Share Option unless the Plan has been approved by the shareholders of the Company in a manner intended to comply with the shareholder approval requirements of Section 422(b)(1) of the Code, provided that any Option intended to be an Incentive Share Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a nonqualified option unless and until such approval is obtained.

6.             OTHER SHARE-BASED AWARDS

6.1          Grants.  Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property (“Other Share-Based Awards”), including share appreciation rights, restricted share awards, restricted share unit awards, deferred share units and other share-based awards, may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan.  Other Share-Based Awards shall also be available as a form of payment of other Awards granted under the Plan and other earned cash-based compensation.

6.2          Award Agreements.  The terms of Other Share-Based Awards granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan.  The terms of such Awards need not be the same with respect to each Participant.  Notwithstanding the provisions of this Section 6.2, Dividend Equivalents with respect to the Shares covered by an Other Share-Based Award that vests based on achievement of performance goals shall be subject to restrictions and risk of forfeiture to the same extent as the Shares covered by an Other Share-Based Award with respect to which such cash, shares or other property has been distributed.

6.3          Vesting and Exercise.  Any Other Share-Based Awards shall vest and become exercisable at such times and be subject to, if any, restrictions and conditions (including a Participant’s continuing service or employment with the Company or its applicable Subsidiary, the achievement of performance goals and the satisfaction of other restrictions and conditions), as the Committee shall in each instance determine and as set forth in the Award Agreement, which need not be the same for each grant or for each such Other Share-Based Award or Participant.  The Committee may, in its sole discretion waive any such restrictions and conditions set forth in the Plan and any Award Agreement under terms and conditions as the Committee shall deem appropriate.

6.4          Payment.  Except as may be provided in an Award Agreement, Other Share-Based Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee, provided that the choice of any one payment method over another shall not materially disadvantage the Participant.  Other Share-Based Awards may be paid in a lump sum or in installments or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

7.             CHANGE IN CONTROL PROVISIONS

7.1          Impact on Certain Awards.  Unless otherwise provided in an Award Agreement, the Committee shall have the right, in the event of a Change in Control of the Company or, with respect to Participants employed by an OpCo or any of its Subsidiaries, the OpCo (as defined in Section 7.3), to provide that all Awards the value of which may be paid to the Participant upon achievement of such performance goals as the Committee shall establish shall be (x) considered to be earned and payable based on achievement of performance goals or based on target performance (either in full or pro rata based on the portion of performance period completed as of the date of the Change in Control), and any limitations or other restrictions shall lapse and such Awards shall be immediately settled or distributed or (y) converted into restricted share or restricted share unit awards based on achievement of performance goals or based on target performance (either in full or pro rata based on the portion of performance period completed as of the date of the Change in Control) that are subject to Section 7.2.

7.2          Assumption or Substitution of Certain Awards.  (a)  Unless otherwise provided in an Award Agreement, in the event of a Change in Control in which the successor company assumes or substitutes for an Option or Other Share-Based Award (or in which the Company is the ultimate parent company and continues the Award), if a Participant’s employment with such successor company (or the Company) or a Subsidiary thereof terminates within twenty-four (24) months following such Change in Control (or such other period set forth in the Award Agreement, including prior thereto if applicable) and under the circumstances specified in the Award Agreement: (i) Options and share appreciation rights outstanding as of the date of such termination of employment will immediately vest, become fully exercisable and shall remain exercisable for a two-year period (or if earlier, until the original expiration date set forth in the Award Agreement), and (ii) the restrictions, limitations and other conditions applicable to any Other Share-Based Awards or any other Awards shall lapse, and such Other Share-Based Awards or such other Awards shall become free of all restrictions, limitations and conditions and become fully vested and transferable.  For the purposes of this Section 7.2, an Option or Other Share-Based Award shall be considered assumed or substituted for if following the Change in Control the Award confers the right to purchase or receive, for each Share subject to the Option or Other Share-Based Award immediately prior to the Change in Control, the consideration (whether shares, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an Option or Other Share-Based Award, for each Share subject thereto, will be solely common stock of the successor company with a fair market value at least equal to the per Share consideration received by holders of Shares in the transaction constituting a Change in Control.  The determination of what fair market value is at least equal shall be made by the Committee in accordance with internationally accepted valuation procedures and methodologies and its determination shall be conclusive and binding.

(b)           Unless otherwise provided in an Award Agreement, in the event of a Change in Control, to the extent the successor company does not assume or substitute for an Option or Other Share-Based Award (or in which the Company is the ultimate parent company and does not continue the Award), then immediately prior to the Change in Control: (i) those Options and share appreciation rights outstanding as of the date of the Change in Control that are not assumed or substituted for (or continued) shall immediately vest and become fully exercisable, and (ii) the restrictions, other limitations and other conditions applicable to any Other Share-Based Awards or any other Awards that are not assumed or substituted for (or continued) shall lapse, and such Other Share-Based Awards or such other Awards shall become free of all restrictions, limitations and conditions and become fully vested and transferable.

(c)           The Committee, in its discretion, may determine that, upon the occurrence of a Change in Control, each Option and share appreciation right outstanding shall terminate within a specified number of days after notice to the Participant, and/or that each Participant shall receive, with respect to each Share subject to such Option or share appreciation right, an amount equal to the excess of the Fair Market Value of such Share immediately prior to the occurrence of such Change in Control over the exercise price per Share of such Option and/or share appreciation right; such amount to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine, provided that the choice of any one payment type over another shall not materially disadvantage the Participant.

7.3          Change in Control.  For purposes of the Plan and Awards, unless otherwise provided in an Award Agreement, Change in Control of the Company or, with respect to Participants employed by an OpCo or any of its Subsidiaries, the OpCo means the occurrence of any one of the following events:

(a)           During any twenty-four (24) month period, individuals who, as of the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the beginning of such period whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(b)           Any “person” (as such term is defined in the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) other than Dalian Wanda Group Co., Ltd. or any of its Subsidiaries is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s or the OpCo’s then outstanding securities eligible to vote for the election of the Board or the board of directors of the OpCo (the “Voting Securities”); provided, however, that the event described in this paragraph (b) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions:  (i) by the Company or any of its Subsidiaries, (ii) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Subsidiaries, (iii) by any underwriter temporarily holding securities pursuant to an offering of such securities, (iv) pursuant to a Non-Qualifying Transaction, as defined in paragraph (c), or (v) by any person of Voting Securities from the Company or the OpCo, if a majority of the Incumbent Board approves in advance the acquisition of beneficial ownership of more than 50% of Voting Securities by such person;

(c)           The consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its Subsidiaries that requires the approval of the Company’s shareholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination:  (i) more than 50% of the total voting power of (A) the company resulting from such Business Combination (the “Surviving Company”), or (B) if applicable, the ultimate parent company that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Company”), is represented by Voting Securities of the Company that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (ii) no person (other than Dalian Wanda Group Co., Ltd. or any of its Subsidiaries), is or becomes the beneficial owner, directly or indirectly, of more than 50% of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Company (or, if there is no Parent Company, the Surviving Company) and (iii) at least a majority of the members of the board of directors of the Parent Company (or, if there is no Parent Company, the Surviving Company) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (i), (ii) and (iii) above shall be deemed to be a “Non-Qualifying Transaction”); or

(d)           The shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or the OpCo or the consummation of a sale of all or substantially all of the Company’s or the OpCo’s assets.

8.             GENERALLY APPLICABLE PROVISIONS

8.1          Amendment and Termination of the Plan.  The Board may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for shareholder approval imposed by applicable law, including the rules and regulations of the securities exchange on which the Shares are traded; provided that the Board may not amend the Plan in any manner that would result in noncompliance with Rule 16b-3 under the Exchange Act.  In addition, no amendments to, or termination of, the Plan shall disadvantage or impair the rights of a Participant in any material respect under any Award previously granted without such Participant’s consent.

8.2                               Adjustments.  In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares or the value thereof, such adjustments and other substitutions shall be made to the Plan and to Awards in a manner that the Committee deems equitable and appropriate taking into consideration the accounting and tax consequences, including such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan, the maximum number of Shares that may be issued pursuant to Incentive Share Options and, in the aggregate or to any Participant, in the number, class, kind, option or exercise price of securities subject to outstanding Awards granted under the Plan and the applicable performance measures (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee may determine to be appropriate; provided, however, that the number of Shares subject to any Award shall always be a whole number and any rounding shall be to the advantage of the Participant.

8.3                               Transferability of Awards.  Except as provided below, no Award and no Shares that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, and such Award may be exercised during the life of the Participant only by the Participant or the Participant’s guardian or legal representative.  Except in the case of Incentive Share Options, to the extent and under such terms and conditions as determined by the Committee, a Participant may assign or transfer an Award without consideration (each transferee thereof, a “Permitted Assignee”) (i) to the Participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings, (ii) to a trust for the benefit of one or more of the Participant or the persons referred to in clause (i), (iii) to a partnership, limited liability company or corporation in which the Participant or the persons referred to in clause (i) are the only partners, members or shareholders or (iv) for charitable donations; provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Participant shall remain bound by the terms and conditions of the Plan.  The Company shall cooperate with any Permitted Assignee and the Company’s transfer agent in effectuating any transfer permitted under this Section 8.3.

8.4                               Termination of Employment or Services.  The Committee shall determine and set forth in each Award Agreement whether any Awards granted in such Award Agreement will continue to be exercisable, continue to vest or be earned and the terms of such exercise, vesting or earning, on and after the date that a Participant ceases to be employed by or to provide services to the Company or its applicable Subsidiary (including as a Director), whether by reason of death, disability, voluntary or involuntary termination of employment or services, or otherwise.  The date of termination of a Participant’s employment or services will be determined by the Committee, which determination will be final.  Except as otherwise provided in an Award Agreement, unless determined otherwise by the Committee:  (i) neither a temporary absence from employment or service due to illness, vacation or leave of absence (including, without limitation, a call to active duty for military service through a Reserve or National Guard unit) nor a transfer from employment or service with the Company to employment or service with a Subsidiary of the Company (or vice-versa) shall be considered a termination of employment or service with the Company or its applicable Subsidiary; and (ii) if a Participant’s employment with the Company or its applicable Subsidiary terminates, but such Participant continues to provide services to the Company or its Subsidiaries in a non-employee capacity (including as a Director) (or vice-versa), such change in status shall not be considered a termination of employment or service with the Company or its applicable Subsidiary for purposes of the Plan.

8.5                               Deferral; Dividend Equivalents.  The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred, provided that such deferral is contemplated in the Award Agreement.  Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award, if so determined by the Committee, shall be entitled to receive, currently or on a deferred basis, amounts equivalent to cash, shares or other property dividends on Shares (“Dividend Equivalents”) with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion.  The Committee may provide that the Dividend Equivalents (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested and may provide that the Dividend Equivalents are subject to the same vesting or performance conditions as the underlying Award.  Notwithstanding the foregoing, Dividend Equivalents credited in connection with an Award that vests based on the achievement of performance goals shall be subject to restrictions and risk of forfeiture to the same extent as the Award with respect to which such Dividend Equivalents have been credited, except in the discretion of the Committee during the period the Company is a “controlled company” under the rules of the securities exchange on which the Shares are traded.

9.                                      MISCELLANEOUS

9.1                               Award Agreements.  Each Award Agreement shall either be (a) in writing in a form approved by the Committee and executed by the Company by an officer duly authorized to act on its behalf, or (b) an electronic notice in a form approved by the Committee and recorded by the Company (or its designee) in an electronic recordkeeping system used for the purpose of tracking one or more types of Awards as the Committee may provide; in each case and if required by the Committee, the Award Agreement shall be executed or otherwise electronically accepted by the recipient of the Award in such form and manner as the Committee may require.  The Committee may authorize any officer of the Company to execute any or all Award Agreements on behalf of the Company.  The Award Agreement shall set forth the material terms and conditions of the Award as established by the Committee consistent with the provisions of the Plan.

9.2                               Tax Withholding.  The Company shall have the right to make all payments or distributions pursuant to the Plan to a Participant (or a Permitted Assignee thereof) net of any applicable federal, state and local taxes required to be paid or withheld as a result of (a) the grant of any Award, (b) the exercise of an Option or share appreciation right, (c) the delivery of Shares or cash, (d) the lapse of any restrictions in connection with any Award or (e) any other event occurring pursuant to the Plan.  The Company or its applicable Subsidiary shall have the right to withhold from wages or other amounts otherwise payable to a Participant (or Permitted Assignee) such withholding taxes as may be required by law, or to otherwise require the Participant (or Permitted Assignee) to pay such withholding taxes.  If the Participant (or Permitted Assignee) shall fail to make such tax payments as are required, the Company or its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant (or Permitted Assignee) or to take such other action as may be necessary to satisfy such withholding obligations.  The Committee shall be authorized to establish procedures for election by Participants (or Permitted Assignee) to satisfy such obligation for the payment of such taxes by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), or by directing the Company to retain Shares (up to the minimum required statutory tax withholding rate for the Participant (or Permitted Assignee)) otherwise deliverable in connection with the Award.

9.3                               Right of Discharge Reserved; Claims to Awards.  Nothing in the Plan nor the grant of an Award hereunder shall confer upon any Employee, Director or Consultant the right to continue in the employment or service of the Company or its applicable Subsidiary or affect any right that the Company or its applicable Subsidiary may have to terminate the employment or service of (or to demote or to exclude from future Awards under the Plan) any such Employee, Director or Consultant at any time for any reason.  The Company shall not be liable for the loss of existing or potential profit from an Award granted in the event of termination of an employment or other relationship.  Except as set out in the applicable Award Agreement, no Employee, Director or Consultant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees, Directors or Consultants under the Plan.

9.4                               Substitute Awards.  Notwithstanding any other provision of the Plan, the terms of Substitute Awards shall substantially conform to the terms of the Awards to the extent feasible and may vary from the terms set forth in the Plan to the extent the Committee deems appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted; provided, however, such variations shall not materially disadvantage the relevant Participants.

9.5                               Cancellation of Award; Forfeiture of Gain.  Notwithstanding anything to the contrary contained herein, an Award Agreement may provide that:

(a)                                 In the event of an accounting restatement due to material noncompliance by the Company with any financial reporting requirement under the securities laws, any mistake in calculations or other administrative error, in each case, which reduces the amount of the Award that would have been earned had the financial results been properly reported (as determined by the Committee), the Award, the Shares received or payable on the vesting or exercise of the Award and the amount of the proceeds of the sale, gain or other value realized on the vesting or exercise of the Award shall in each case be subject to claw-back and recoupment to the extent required by law or any listing agreement with or requirement of NASDAQ Global Market.

(b)                                 If the Participant, without the consent of the Company, while employed by or providing services to the Company or its applicable Subsidiary or after termination of such employment or service, violates a non-solicitation or non-disclosure covenant or agreement, or if the Participant’s employment by the Company or its applicable Subsidiary is terminated for Cause, in each case as determined by the Committee in its sole discretion, then (i) any outstanding, vested or unvested, earned or unearned portion of the Award may, at the Committee’s discretion, be canceled without payment therefor and (ii) the Committee, in its discretion, may require the Participant or other person to whom any payment has been made or Shares or other property have been transferred in connection with the Award to forfeit and pay over to the Company, on demand, all or any portion of the compensation, gain or other value (whether or not taxable) realized upon the exercise of any Option or share appreciation right and the value realized (whether or not taxable) on the vesting or payment of any other Award during the time period specified in the Award Agreement.

(c)                                  To the extent required by applicable law (including without limitation Section 302 of the Sarbanes Oxley Act and Section 954 of the Dodd Frank Act) and/or the rules and regulations of any securities exchange or inter-dealer quotation system on which Shares are listed or quoted, Awards shall be subject (including on a retroactive basis) to clawback, forfeiture or similar requirements (and such requirements shall be deemed incorporated by reference into all outstanding Award agreements).

9.6                               Stop Transfer Orders.  All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stop-transfer orders and other restrictions as the Committee may deem reasonably necessary under the rules, regulations and other requirements of the SEC, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

9.7                               Nature of Payments.  All Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Company or its applicable Subsidiary, division or business unit of the Company or its applicable Subsidiary.  Any income or gain realized pursuant to Awards under the Plan constitutes a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or its applicable Subsidiary except as may be determined by the Committee or by the Board or board of directors of the applicable Subsidiary as permitted by such plans.

9.8                               Other Plans.  Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

9.9                               Severability.  The provisions of the Plan shall be deemed severable.  If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction or by reason of change in a law or regulation, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect.  If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.

9.10                        Construction.  As used in the Plan, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

9.11                        Unfunded Status of the Plan.  The Plan is intended to constitute an “unfunded” plan providing incentive compensation to a select group of employees and other individuals.  Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or its applicable Subsidiary, on the one hand, and a Participant or beneficiary thereof, on the other hand.  No provision of the Plan or any Award shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes.  Rather, in its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the Shares or payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.  Participants shall have no rights under the Plan other than as unsecured general creditors of the Company.

9.12                        Governing Law.  Except as otherwise provided in Section 9.15, the Plan and all determinations made and actions taken thereunder shall be governed by the laws of Hong Kong, without reference to principles of conflict of laws that would cause the laws of any other jurisdiction to apply, and construed accordingly.

9.13                        Effective Date of Plan; Termination of Plan.  The Plan shall be effective upon the completion of an IPO.  The Plan shall be null and void and of no effect if the foregoing condition is not fulfilled and in such event each Award shall, notwithstanding any of the preceding provisions of the Plan, be null and void and of no effect.  Awards may be granted under the Plan at any time and from time to time on or prior to the seventh (7th) anniversary of the effective date of the Plan, on which date the Plan will expire except as to Awards then outstanding under the Plan; provided, however, in no event may Incentive Share Option be granted more than ten (10) years after the earlier of (i) the date of the adoption of the Plan by the Board or (ii) the effective date of the Plan as provided in the first sentence of this Section 9.13.  Such outstanding Awards shall remain in effect until they have been exercised or terminated, or have expired.

9.14                        Foreign Employees and Consultants.  Awards may be granted to Participants who are foreign nationals or employed or providing services outside Hong Kong, or both, on such terms and conditions different from those applicable to Awards to Employees or Consultants providing services in Hong Kong as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy.  The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Employees or Consultants on assignments outside their home country.

9.15                        Compliance with Section 409A of the Code.  Notwithstanding any provision of the Plan to the contrary, this Plan is intended to comply with or be exempt from and shall be administered in a manner that is intended to comply with or be exempt from Section 409A of the Code and shall be construed and interpreted in accordance with such intent.  To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the Award shall be granted, paid, settled or deferred in a manner that will comply with or be exempt from Section 409A of the Code, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Committee.  Any provision of this Plan that would cause the grant of such Award or the payment, settlement or deferral thereof to fail to comply with or be exempt from Section 409A of the Code shall be amended to comply with or be exempt from Section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code.  Each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or in respect of such Participant in connection with any Award granted to the Participant (including any taxes or penalties under Section 409A of the Code), and neither the Company nor any Subsidiary shall have any obligation to indemnify or otherwise hold such Participant (or any beneficiary) harmless from any or all of such taxes or penalties.  Notwithstanding anything in the Plan to the contrary, if a Participant is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, no payments or deliveries in respect of such Awards that are “deferred compensation” subject to Section 409A of the Code shall be made to such Participant prior to the date that is six (6) months after the date of such Participant’s “separation from service” (as defined in Section 409A of the Code) or, if earlier, the Participant’s date of death.  Following any applicable six (6) month delay, all such delayed payments or deliveries will be paid or delivered (without interest) in a single lump sum on the earliest date permitted under Section 409A of the Code that is also a business day.  Unless otherwise provided by the Committee, in the event that the timing of payments in respect of such Award (that would otherwise be considered “deferred compensation” subject to Section 409A of the Code) would be accelerated upon the occurrence of (A) a Change in Control, no such acceleration shall be permitted unless the event giving rise to the Change in Control satisfies the definition of a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation pursuant to Section 409A of the Code and any Treasury Regulations promulgated thereunder or (B) a disability, no such acceleration shall be permitted unless the disability also satisfies the definition of “Disability” pursuant to Section 409A of the Code and any Treasury Regulations promulgated thereunder.

9.16                        No Registration Rights; No Right to Settle in Cash.  The Company has no obligation to register with any governmental body or organization (including, without limitation, the SEC) any of (a) the offer or issuance of any Award, (b) any Shares issuable upon the exercise of any Award, or (c) the sale of any Shares issued upon exercise of any Award, regardless of whether the Company in fact undertakes to register any of the foregoing.  In particular, in the event that any of (x) any offer or issuance of any Award, (y) any Shares issuable upon exercise of any Award, or (z) the sale of any Shares issued upon exercise of any Award are not registered with any governmental body or organization (including, without limitation, the SEC), the Company will not under any circumstance be required to settle its obligations, if any, under this Plan in cash.

9.17                        Data Privacy.  As a condition of acceptance of an Award, the Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this Section 9.17 by and among, as applicable, the Company and its Subsidiaries for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.  The Participant understands that the Company and its Subsidiaries hold certain personal information about the Participant, including the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares or directorships held in the Company or its applicable Subsidiary, details of all Awards or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the purpose of implementing, managing and administering the Plan (the “Data”).  The Participant further understands that the Company and its Subsidiaries may transfer the Data amongst themselves as necessary for the purpose of implementation, management and administration of the Participant’s participation in the Plan, and that the Company and its Subsidiaries may each further transfer the Data to any third parties assisting the Company in the implementation, management, and administration of the Plan.  The Participant understands that these recipients may be located in the Participant’s country, or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Participant’s country.  The Participant understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative.  The Participant, through participation in the Plan and acceptance of an Award under the Plan, authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Participant may elect to deposit any Shares.  The Participant understands that the Data will be held only as long as is necessary to implement, manage, and administer the Participant’s participation in the Plan.  The Participant understands that he or she may, at any time, view the Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data, or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his or her local human resources representative.  The Participant understands that refusal or withdrawal of consent may affect the Optionee’s ability to participate in the Plan.  For more information on the consequences of refusal to consent or withdrawal of consent, the Optionee understands that he or she may contact his or her local human resources representative.

9.18                        Indemnity.  To the extent allowable pursuant to applicable law, each member of the Committee or of the Board and any person to whom the Committee has delegated any of its authority under the Plan shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or By-laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

9.19                        Captions.  The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

9.20                        Fractional Shares.  No fractional Shares or fractional equity securities may be issued under the Plan.  Any fractional Shares or equity securities shall be settled in the form of cash (but may be treated as a fractional share prior to any such settlement).

9.21                        Purchase for Investment.  Whether or not Awards under the Plan have been registered under applicable securities laws, including the Securities Act, each person exercising an Option or share appreciation right under the Plan or otherwise acquiring Shares pursuant to an Award or receiving an Award, may be required by the Committee to give a representation in writing that such person is acquiring such Shares for investment and not with a view to, or for sale in connection with, the distribution of any part thereof.